EXHIBIT 10.4


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                           RESTRICTED SHARE UNIT AWARD
                              TERMS AND CONDITIONS


Date:

Number of Restricted
Share Units:           See "Shares Granted/Awarded" (Grant Acknowledgment
                       screen)

Vesting Schedule:      1st Anniversary  33 1/3 Percent of Restricted Share Units
                       2nd Anniversary  33 1/3 Percent of Restricted Share Units
                       3rd Anniversary  33 1/3 Percent of Restricted Share Units

The following TERMS AND CONDITIONS (these "Terms and Conditions") made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and the Eligible Employee receiving this Award (the "Grantee").

1. GRANT OF RESTRICTED SHARE UNITS. In accordance with these Terms and Conditions and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"), Occidental grants to the Grantee as of the Date of Grant, the right to receive on each anniversary date Common Shares equal to the number of Restricted Share Units that vest on such date according to the schedule set forth above. For the purposes of these Terms and Conditions, Restricted Share Unit means a bookkeeping entry equivalent to a whole or fractional Common Share. Restricted Share Units are not shares and have no voting rights or, except as stated in Section 5, dividend rights.

2. RESTRICTIONS ON TRANSFER. Neither these Terms and Conditions, the Restricted Share Units nor the right to receive Common Shares may be transferred or assigned by the Grantee other than (i) to a beneficiary designated on a form approved by the Company, by will or, if the Grantee dies without designating a beneficiary or a valid will, by the laws of descent and distribution, or (ii) pursuant to a domestic relations order (if approved or ratified by the Administrator).

3. VESTING AND FORFEITURE OF RESTRICTED SHARE UNITS. (a) Subject to Sections 3(b) and (c), on each anniversary of the Date of Grant the amount of Restricted Share Units indicated above in the Vesting Schedule for such anniversary will vest and become non-forfeitable if the Grantee remains in the continuous employ of the Company through such Date. In the event that the Vesting Schedule results in a fractional share unit, the fractional share unit will be rounded to a whole share as follows: for Restricted Share Units vesting on the first anniversary, the fraction will be rounded up to the nearest whole number; for Restricted Share Units vesting on the third anniversary, the fraction will be rounded down to the nearest whole number; and for Restricted Share

Units vesting on the second anniversary, the fraction will be rounded up or down to the nearest whole number as necessary so that the sum of the vested Restricted Share Units will equal the number of Restricted Share Units indicated above. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee's employment among the Company and its affiliates or an approved leave of absence.

     (b) Notwithstanding Section 3(a), if the Grantee dies or becomes permanently disabled while in the employ of the Company, retires under a Company-sponsored retirement plan or with the consent of the Company, or terminates employment for the convenience of the Company (each of the foregoing, a "Vesting Event"), then Restricted Share Units that have not vested prior to the date of the Vesting Event will become fully vested and nonforfeitable as of such date.

     (c) Notwithstanding Section 3(a), if a Change in Control Event occurs prior to the end of the Vesting Schedule, all of the Restricted Share Units that have not yet vested shall immediately become fully vested and nonforfeitable.

4. CREDITING AND PAYMENT OF DIVIDEND EQUIVALENTS. With respect to the number of Restricted Share Units listed above, the Grantee will be credited on the books and records of Occidental with an amount (the "Dividend Equivalent") equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Shares until the shares vest, or, if earlier, up to the date on which the Grantee forfeits all or any portion of the Restricted Share Units. Until the Restricted Share Units have vested, Occidental will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable after the Grantee has been credited with a Dividend Equivalent.

5. NO EMPLOYMENT CONTRACT. Nothing in these Terms and Conditions confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

6. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the issuance or vesting of the Restricted Share Units or other securities or the payment of Dividend Equivalents pursuant to these Terms and Conditions, the Grantee by accepting these Terms and Conditions agrees that, so long as the Grantee is an employee of the Company for tax purposes, all or any part of any such withholding obligation shall be deducted from the Grantee's regular pay.

7. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; however, the Company will not issue any Common Shares or other securities pursuant to these Terms and Conditions if their issuance would result in a violation of any such law.

8. RELATION TO OTHER BENEFITS. The benefits received by the Grantee under these Terms and Conditions will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. This grant of Restricted Share Units does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Grantee has a history of receiving Restricted Share Units or other stock awards.

9. ADJUSTMENTS. The number or kind of shares of stock covered by this Restricted Share Unit Award may be adjusted as the Administrator determines pursuant to Section 6.2 of the Plan in order to prevent dilution or expansion of the Grantee's rights under these Terms and Conditions as a result of events such as stock dividends, stock splits, or other change in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment containing an explanation of the nature of the adjustment.

10. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to these Terms and Conditions to the extent it is applicable to these Terms and Conditions or; however, no amendment will adversely affect the rights of the Grantee under these Terms and Conditions without the Grantee's consent.

11. SEVERABILITY. If one or more of the provisions of these Terms and Conditions is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of these Terms and Conditions, and the remaining provisions of these Terms and Conditions will continue to be valid and fully enforceable.

12. RELATION TO PLAN; INTERPRETATION. These Terms and Conditions are subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between these Terms and Conditions and the Plan, the provisions of the Plan control. Capitalized terms used in these Terms and Conditions without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of these Terms and Conditions unless otherwise noted.

13. SUCCESSORS AND ASSIGNS. Subject to Sections 2 and 3, the provisions of these Terms and Conditions shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

15. PRIVACY RIGHTS. The Company and the Grantee's employer hold or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Occidental, details of this Restricted Share Unit award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws ("Data"). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee's country or elsewhere, and may have different data privacy laws and protections than the Grantee's country. By accepting these Terms and Conditions, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Administrator in writing. Refusing or withdrawing consent may affect the Grantee's ability to participate in the Plan.

16. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to this Restricted Share Unit award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee's consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. GRANTEE'S REPRESENTATIONS AND RELEASES. By accepting this award, the Grantee acknowledges that the Grantee has read these Terms and Conditions and understands that (i) the grant of this Restricted Share Unit award is made voluntarily by Occidental in its discretion with no liability on the part of any of its direct or indirect subsidiaries and that, if the Grantee is not an employee of Occidental, the Grantee is not, and will not be considered, an employee of Occidental but the Grantee is a third party (employee of a subsidiary) to whom this Restricted Share Unit award is granted; (ii) the future value of any Common shares issued pursuant to this Restricted Share Unit award cannot be predicted and Occidental does not assume liability in the event such Common Shares have no value in the future; and, (iii) subject to the terms of any tax equalization agreement between the Grantee and the entity employing the Grantee, the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction.

In consideration of the grant of this Restricted Share Unit award, no claim or entitlement to compensation or damages shall arise from termination of this Restricted Share Unit award or diminution in value of this Restricted Share Unit award or Common Shares issued pursuant to this Restricted Share Unit award resulting from termination of the

Grantee's employment by the Company or the Grantee's employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee irrevocably releases the Company and, if not Occidental, the Grantee's employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting these Terms and Conditions, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.